September 24, 1997

Raytheon Company                                        EXHIBIT 5.1
141 Spring Street
Lexington, MA  02173

         Re: Registration Statement on Form S-8 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

     I am Corporate Counsel to Raytheon Company, a Delaware corporation (the "Company"), and as such, I, and other attorneys in this office, have participated with the Company in the preparation for filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") covering 200,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, as well as an indeterminate amount of related interests (the "Interests") in the Raytheon TI Systems Savings Plan (the "Plan"), which Shares and Interests may hereafter be acquired by participants ("Participants") in the Plan. In connection with filing the Registration Statement, the rules and regulations of the Commission require my opinion, in my capacity as Corporate Counsel of the Company, on the matters set forth below.

         In rendering this opinion, I, and other attorneys in this office, have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Company, and have made such investigation of law and have discussed with the officers of the Company such questions of fact as we have deemed necessary or appropriate. In rendering this opinion, I have relied upon certificates and statements of officers and directors of the Company as to factual matters, and have assumed the genuiness of all documents submitted as copies.

     Based upon and subject to the foregoing, I am of the opinion that the Shares will be, upon the issuance thereof pursuant to the terms of the Plan, legally issued, fully paid and non-assessable.

     I am also of the opinion that the Plan confers valid Interests upon Participants, to the extent and upon the terms and conditions described in the Plan.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                              Very truly yours,



                                                              John W. Kapples

JWK/jmh